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                                                                    EXHIBIT 99.1


                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
                         ACTING CHIEF FINANCIAL OFFICER

     I, T. Jay Collins, certify that the Quarterly Report of Friede Goldman Halter, Inc. on Form 10-Q for the quarterly period ended March 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. (S) 78m or (S) 78o(d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Friede Goldman Halter, Inc.

                                              /s/ T. Jay Collins
                                       --------------------------------
                                       Name:  T. Jay Collins
                                       Title: Chief Executive Officer
                                              and Acting Chief Financial Officer